UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[X]	Definitive Information Statement

ON-AIR IMPACT, INC.

(Name of Registrant as Specified In Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ON-AIR IMPACT, INC.

420 Jericho Turnpike, Suite 110

Jericho, NY 11753

T: (516) 465-3964

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about June 2, 2014 to the holders of record of the outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), of On-Air Impact, Inc., a Nevada corporation (the “Company”), as of the close of business on May 21, 2014 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a stockholders meeting, dated May 21, 2014 (the “Written Consent”), by the holder of 200,000 outstanding shares of Series B Non-Convertible Preferred Stock representing eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to On-Air Impact, Inc. and its wholly-owned subsidiary, Eco-Logical Concepts, Inc., a Delaware corporation (“Eco,” “Eco-Logical,” or “Eco-Logical Concepts”).

On May 21, 2014, the Board and Majority Stockholder approved of the following corporate actions (the “Corporate Actions”) by Written Consent:

1.	To amend the Articles of Incorporation of the Company to change the name of the Company from “On-Air Impact, Inc.” to “Ecosciences, Inc.” (the “Name Change”);

2.	To amend the Articles of Incorporation of the Company to increase the authorized capital stock of the Company from One Hundred Million (100,000,000) shares of Common Stock to Five Hundred Million (500,000,000) shares of Common Stock and from Ten Million (10,000,000) shares of “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”), to Fifty Million (50,000,000) shares of “blank check” Preferred Stock, without changing the par value (the “Authorized Capital Increase”).

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under the Nevada Revised Statutes (“NRS”) and the Company’s Articles of Incorporation and Bylaws to approve the Name Change and Authorized Capital Increase. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Corporate Actions in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of a Definitive Information Statement to Company stockholders as of the Record Date. We anticipate filing the Definitive Information Statement on May 30, 2014 and effective date of the Corporate Actions to be June 23, 2014.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

May 30, 2014	By:	/s/ Joel Falitz
Joel Falitz
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

On-Air Impact, Inc. – DEF 14C Information Statement	Page 1

ON-AIR IMPACT, INC.

420 Jericho Turnpike, Suite 110

Jericho, NY 11753

T: (516) 465-3964

GENERAL INFORMATION

This Information Statement is being first mailed on or about June 2, 2014 to the stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Board and Majority Stockholder. Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or information statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR AN INFORMATION STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE NAME CHANGE AND AUTHORIZED CAPITAL INCREASE BY THE BOARD AND THE MAJORITY STOCKHOLDER AND OF THE 500-FOR-ONE FORWARD STOCK SPLIT (DESCRIBED HEREIN) BY THE BOARD.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval to amend the Company’s Articles of Incorporation to effectuate the Name Change and Authorized Capital Increase requires the affirmative vote or written consent of the majority of the issued and outstanding shares of voting capital stock of the Company.

Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were 673,503 shares of Common Stock issued and outstanding. There were also 1,768,630 shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), and 200,000 shares of Series B Non-Convertible Preferred Stock (“Series B Non-Convertible Preferred Stock”) issued and outstanding. The outstanding shares of the Series A Convertible Preferred Stock vote on a share for share basis with our Common Stock on any matter, including but not limited to, the Corporate Actions. The outstanding shares of Series B Non-Convertible Preferred Stock vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one share of Series B Non-Convertible Preferred Stock is outstanding, the outstanding shares of Series B Non-Convertible Preferred Stock shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the stockholders of the Company or action by written consent of the stockholders of the Company. Each outstanding share of the Series B Non-Convertible Preferred Stock represents its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock. All of the 200,000 outstanding shares of Series B Non-Convertible Preferred Stock are held by Maverick, LLC (“Maverick” or the “Majority Stockholder”). Ester Barrios has voting and dispositive control over the securities owned by Maverick.

On the Record Date, our Board of Directors and the Majority Stockholder adopted resolutions approving the Name Change and Authorized Capital Increase. Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Corporate Actions. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

On-Air Impact, Inc. – DEF 14C Information Statement	Page 2

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO CHANGE THE COMPANY’S NAME TO “ECOSCIENCES, INC.”

General

The Board of Directors of the Company and the Majority Stockholder have approved and adopted a resolution to change the Company’s name from “On-Air Impact, Inc.” to “Ecosciences, Inc.” The Board and Majority Stockholder have authorized the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada to affect the Name Change.

The Board believes that the Name Change is in the Company’s best interest and will support the rebranding of the Company as a result of the closing of the Company’s reverse triangular merger with Eco-Logical Concepts, Inc., a Delaware corporation (“Eco-Logical”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated May 9, 2014 (the “Merger Agreement”). Pursuant to the Merger Agreement, on May 9, 2014, Eco-Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), merged with and into Eco-Logical, with Eco-Logical being the surviving corporation, and the business of Eco-Logical becoming the business of On-Air Impact (the “Merger”). The Board believes that the Name Change more accurately reflects the new business operations of the Company.

Prior to the Merger, On-Air Impact was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). As a result of the Merger, we have ceased to be a shell company. On May 15, 2014, we filed a Current Report on Form 8-K constituting the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

About Eco-Logical Concepts, Inc.

Eco-Logical Concepts, Inc. was incorporated in the State of Delaware on November 30, 2011. Located in Jericho, New York, Eco-Logical provides bio-remediation services for sewers, sludge ponds, septic tanks, lagoons, farms, car washes, portable sanitation facilities, grease tanks, lakes and ponds. Eco-Logical provides a suite of tablet-based products that can be added to waste systems. The active ingredients in its tablets oxygenate wastewater, remove hydrogen sulfide odors, prevent corrosion in wastewater systems and initiate aerobic biological breakdown of organic sludge including fats, oils and grease. The tablets are non-toxic to the environment, non-caustic and comprised of natural ingredients that do not require any special permitting for use and disposal. The product is simple to use directly by the end consumer.

The Company has formulated a business model that management believes can help it grow and achieve economies of scale over time. We have undertaken the necessary due diligence and prepared a business that will enable us to compete in the market for bio-remediation services.

Effect of the Name Change

The Name Change will not affect in any way the validity or transferability of stock certificates outstanding or the capital structure of the Company or the trading of the Company’s stock on the OTCQB. The change in the Company’s name will require a change to the Company’s ticker symbol and CUSIP number. Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number. Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

The name, mailing address, phone and fax numbers, website and email address of our transfer agent is as follows:

VStock Transfer, LLC

77 Spruce Street, Suite 201

Cedarhurst, NY 11516

Phone: 212-828-8436

Toll-Free: 855-9VSTOCK

Fax: 646-536-3179

info@vstocktransfer.com

www.VstockTransfer.com.

On-Air Impact, Inc. – DEF 14C Information Statement	Page 3

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED CAPITAL SOTCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), currently authorizes the maximum number of shares outstanding at any time shall be One Hundred Million (100,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock. On the Record Date, the Board of Directors and Majority Stockholder approved an amendment to the Articles of Incorporation (the “Authorized Shares Amendment”) of the Company to increase the authorized capital stock of the Company to consist of Five Hundred Million (500,000,000) shares of Common Stock and Fifty Million (50,000,000) shares of “blank check” Preferred Stock. The $0.0001 per share par value of the Company’s Common Stock and Preferred Stock will remain unchanged. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock.

Common Stock

Pursuant to our Bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law or, by the Articles of Incorporation of the Corporation, at all meetings of stockholders, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business.. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation does not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of Preferred Stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our Company available for distribution to such holders.

In the event of any merger or consolidation of our Company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions or sinking fund rights applicable to our Common Stock. There are also no provisions discriminating against any existing or prospective holders of our Common Stock as a result of such security holders owning a substantial amount of securities.

Preferred Stock

Our Articles of Incorporation currently authorizes our board of directors to issue up to 10,000,000 shares of “blank check” preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

On-Air Impact, Inc. – DEF 14C Information Statement	Page 4

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of New Jersey.

Amended and Restated Series A Convertible Preferred Stock

On May 7, 2014, our Board decided to amend and restate the Company’s Series A Convertible Preferred Stock Certificate of Designation originally filed with the Secretary of State of the State of Nevada on December 10, 2012; and we filed an Amended and Restated Certificate of Designation with the Secretary of State of the State of Nevada on May 8, 2014, therein re-designating the class. Under the Amended and Restated Certificate of Designation, 3,000,000 shares of Preferred Stock have been designated as “Series A Convertible Preferred Stock.” Generally, each holder of Series A Convertible Preferred Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series A Convertible Preferred Stock is first issued, to convert each share of Series A Convertible Preferred Stock into twenty (20) fully-paid and non-assessable shares of Common Stock of the Company. In connection with any conversion thereunder, each holder of Series A Convertible Preferred Stock may not convert any part of the Series A Convertible Preferred Stock if such conversion would cause such holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Company.

As of the Record Date, there were 1,768,630 shares of Series A Convertible Preferred Stock outstanding, all of which are owned by a member of our Board of Directors.

Series B Non-Convertible Preferred Stock

On May 7, 2014, our Board designated 200,0000 shares of Preferred Stock as “Series B Non-Convertible Preferred Stock” and we filed a Certificate of Designation with the Secretary of State of the State of Nevada on May 8, 2014, therein designating the class. Generally, the outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock.

All of the 200,000 outstanding shares of Series B Non-Convertible Preferred Stock are held by the Majority Stockholder.

Purpose

The Board has decided to increase the Company’s authorized Common Stock for the following reasons:

1.	To enable the Board to effectuate a forward stock split of the Company’s outstanding Common Stock at a ratio of Five Hundred-for-One (500-for-1) (the “Forward Stock Split”) approved by the Board of Directors on the Record Date. The Board of Directors believed that it was in the best interests of the Company to implement the Forward Stock Split due to the low number of issued and outstanding shares of Common Stock and such low number would likely reduce the marketability of our Common Stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of Common Stock issued and outstanding. The Forward Stock Split was not required to be approved by the stockholders of the Company under the NRS or the Company’s Articles of Incorporation or Bylaws.

2.	To have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company’s future needs. The unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with future financings and/or acquisition transactions. The Company is not currently a party to any definitive financing or acquisition agreements.

On-Air Impact, Inc. – DEF 14C Information Statement	Page 5

A table illustrating the effect of Authorized Shares Amendment and the Forward Stock Split on the Common Stock is as follows:

	Authorized Common Stock	Issued and Outstanding Common Stock	Common Stock Reserved for Issuance	Available Common Stock for Issuance
			(1)
Before Authorized Shares Amendment and Forward Stock Split	100,000,000	673,503	35,372,600	63,953,897

After Authorized Shares Amendment and Forward Stock Split	500,000,000	336,751,250	35,372,600	127,876,150

(1)	Reserved for issuance upon the conversion of 1,768,630 outstanding shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible by the holder thereof into twenty (20) shares of our Common Stock; provided, however, each holder of Series A Convertible Preferred Stock may not convert any part of the Series A Convertible Preferred Stock if such conversion would cause such holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Company. The number of shares of Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock will not be effected by the Forward Stock Split.

The reason to increase the authorized Preferred Stock of the Company from Ten Million (10,000,000) shares to Fifty Million (50,000,000) shares is not attributable to a specific or anticipated transaction or series of transactions. As such, no consideration has been received or is to be received by the Company for a transaction underlying the increase in authorized Preferred Stock. The reason for the increase in the authorized number of “blank check” Preferred Stock is to be able to use the additional Preferred Stock as a tool to attract investors and/or companies to engage in mergers and acquisitions with the Company. There Board of Directors does not currently have any plans to designate or issue any class or series of Preferred Stock. The Forward Stock Split will have no effect on the currently outstanding Preferred Stock.

A table illustrating the effect of Authorized Shares Amendment on the Preferred Stock is as follows:

	Authorized “Blank Check” Preferred Stock	Designated Preferred Stock	Available “Blank Check” Preferred Stock
		(1)
Before Authorized Shares Amendment	10,000,000	3,200,000	6,800,000

After Authorized Shares Amendment	50,000,000	3,200,000	46,800,000

(1)	Consists of 3,000,000 shares of Series A Convertible Preferred Stock, of which 1,768,630 shares are currently outstanding, and 200,000 shares of Series B Non-Convertible Preferred Stock, all of which are currently outstanding.

The issuance by us of Common Stock and Preferred Stock convertible into Common Stock as a result of the Authorized Capital Increase, referenced above, could dilute both the equity interests and the earnings per share of existing holders of our Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.

On-Air Impact, Inc. – DEF 14C Information Statement	Page 6

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Stock Split if the Board of Directors, in its sole discretion, determines that the Forward Stock Split is no longer in our best interests and that of our stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Forward Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

There can be no assurance that the Forward Stock Split will result in a per share price that will attract investors.

A decline in the market price for the Company’s Common Stock after the Forward Stock Split may result in a greater percentage decline than would occur in the absence of a Forward Stock Split; and the liquidity of Company’s Common Stock could be adversely affected following a Forward Stock Split.

The market price of the Company’s Common Stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Forward Stock Split is effected and the market price of the Company’s Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a Forward Stock Split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a forward stock split are lower than they were before the Forward Stock Split. Furthermore, the liquidity of the Company’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Forward Stock Split.

Accounting Matters

The Forward Stock Split will not affect the par value of the Company’s Common Stock. As a result, as of the effective time of the Forward Stock Split, the stated capital on the Company’s balance sheet attributable to the Company’s Common Stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased. The per share net income or loss and net book value of the Company’s Common Stock will be restated because there will be a greater number shares of Common Stock outstanding.

Procedure for Effecting the Forward Stock Split and Exchange of Stock Certificates

Upon effectiveness of the Forward Stock Split, each outstanding share the Company’s Common Stock will automatically be converted on the effective date at the applicable Forward Stock Split ratio. It will not be necessary for stockholders of the Company to exchange their existing stock certificates. Any fractional shares resulting from the Forward Stock Split will be rounded up to the nearest whole number.

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Forward Stock Split shares. If a stockholder is entitled to post-Forward Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Forward Stock Split.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of certain material federal income tax consequences of the Forward Stock Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Stock Split.

No gain or loss should be recognized by a stockholder pursuant to the Forward Stock Split. The aggregate tax basis of the additional shares received in the Forward Stock Split will be the same as the stockholder’s aggregate tax basis in the existing shares. The stockholder’s holding period for the new shares will include the period during which the stockholder held the old shares prior to the Forward Stock Split.

On-Air Impact, Inc. – DEF 14C Information Statement	Page 7

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Company’s view regarding the tax consequences of the Forward Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Stock Split.

ANTI-TAKEOVER EFFECTS

Due to the fact that our Series B Non-Convertible Preferred Stock has 80% voting control, the Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement.

The Authorized Shares Amendment is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company. The purpose of the Authorized Shares Amendment is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.

Other than the Authorized Shares Amendment, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Name Change and Authorized Shares Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. We anticipate the effective date to be on or about June 23, 2014. We anticipate the Forward Stock Split to be effective upon the effectiveness of the Authorized Shares Amendment.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no dissenter’s rights under the NRS or the Company’s Articles of Incorporation or By-Laws in connection with the Name Change, Authorized Capital Increase or Forward Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our capital stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o On-Air Impact, Inc., 420 Jericho Turnpike, Suite 110, Jericho, NY 17753.

On-Air Impact, Inc. – DEF 14C Information Statement	Page 8

	On-Air Impact, Inc. Voting Securities
	Common Stock			Series A Convertible Preferred Stock		Series B Non-Convertible Preferred Stock
Stockholder	Amount		%(1)	Amount	%(2)	Amount	%(3)
Joel Falitz, CEO, Pres., Sec, Treas. & Chairman	500,003		74.24%	-	0%	-	0%
Dorothy Whitehouse, Director	10,000	(4)	1.48%	1,768,630	100%	-	0%
Edward Whitehouse, Director	10,000	(4)(5)	1.48%	1,768,630	100%	-	0%
All Directors & Officers (3 persons)	510,003		75.72%	1,768,630	100%	-	0%

Maverick, LLC (6)	50,000		7.42%	-	0%	200,000	100%

(1)	Applicable percentage ownership is based on 673,503 shares of Common Stock outstanding as of the Record Date.

(2)	Applicable percentage ownership is based on 1,768,630 shares of Series A Convertible Preferred Stock outstanding as of the Record Date. The Holders of the Series A Convertible Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada Business Corporation Act.

(3)	Applicable percentage ownership is based on 200,000 shares of Series B Non-Convertible Preferred Stock outstanding as of the Record Date. The outstanding shares of Series B Non-Convertible Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series B Non-Convertible Preferred Stock outstanding and as long as at least one of such shares of Series B Non-Convertible Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series B Non-Convertible Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series B Non-Convertible Preferred Stock.

(4)	Jointly held by Dorothy Whitehouse and Edward Whitehouse. The business address for Mr. and Ms. Whitehouse is 130 Maple Avenue, Suite 6D, Red Bank, NJ 07701.

(5)	Excludes 35,372,600 shares of Common Stock issuable upon the conversion of 1,768,630 shares of Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible by the holder thereof into twenty (20) shares of Common Stock; provided, however, each holder of Series A Convertible Preferred Stock may not convert any part of the Series A Convertible Preferred Stock if such conversion would cause such holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Company.

(6)	Ester Barrios is the Managing Member of Maverick, LLC and has voting and dispositive control over these securities.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at On-Air Impact, Inc., 420 Jericho Turnpike, Suite 110, Jericho, NY 17753.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

On-Air Impact, Inc. – DEF 14C Information Statement	Page 9

By Order of the Board of Directors,

May 30, 2014	By:	/s/ Joel Falitz
Joel Falitz
Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

On-Air Impact, Inc. – DEF 14C Information Statement	Page 10